Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER,
AS REQUIRED BY SECTION 906 THE SARBANES-OXLEY ACT OF 2002

I, James A. DePalma, the undersigned officer of L-1 Identity Solutions, Inc. (‘‘the Company’’) hereby certifies pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The accompanying annual report on Form 10-K for the fiscal year ended December 31, 2007 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 26, 2008
/s/ James DePalma James DePalma Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)